Exhibit 10.3

Promissory Note

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS PROMISSORY NOTE MAY NOT BE SOLD, UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

MSN 3101 ACQUISITION LLC

BANK OF UTAH (not in its individual capacity but solely as owner trustee of MSN 3101 Trust)

PROMISSORY NOTE ISSUED IN CONNECTION WITH THE

AIRBUS MODEL A320-214 AIRCRAFT BEARING REGISTRATION MARK N630VA

AND MANUFACTURER'S SERIAL NUMBER 3101

No. 1

Date: 11 July, 2025

$ 14,650,000,

MSN 3101 Acquisition LLC and Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101 Trust), (herein called the Borrowers and each a Borrower), hereby, jointly and severally, promise to pay to volofin Holdings Designated Activity Company, as Agent for the Lenders, or the permitted assignees thereof, the principal sum of $14,650,000 (the Original Amount), together with interest on the amount of the Original Amount remaining unpaid from time to time from the date hereof until paid in full at the Fixed Interest Rate. The Original Amount of this Promissory Note shall be payable in monthly instalments on the dates and in the corresponding amounts subject to and in accordance with the provisions of the Loan Agreement. Accrued but unpaid interest shall be due and payable on each Payment Date in accordance with the provisions of the Loan Agreement. Notwithstanding the foregoing, the final payment due on the Final Repayment Date shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Promissory Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Promissory Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the immediately succeeding Business Day; provided that, if such immediately succeeding Business Day would fall in the next calendar month, then such payment shall be made on the immediately preceding Business Day.

For purposes hereof, the term Loan Agreement means that certain Loan Agreement dated as of 9 July 2025 Holdings Designated Activity Company, as agent for the Lenders (the Agent), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Promissory Note and not defined herein shall have the respective meanings assigned in the Loan Agreement.

This Promissory Note shall bear interest, payable on demand, at the rate determined in accordance with Clause 9.4 (Default Interest) of the Loan Agreement on any overdue Original Amount, and (to the extent permitted by applicable law) on overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

The Agent shall maintain a Register for the purpose of registering transfers and exchanges of

Promissory Notes or at the office of any successor in the manner provided in Clause 13 (Promissory Note) of the Loan Agreement.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds as provided in the Loan Agreement. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Promissory Note. Presentment and surrender of the Promissory Notes shall not be required in connection with the final payment thereon.

The holder hereof, by its acceptance of this Promissory Note, agrees that each payment received by it hereunder shall be applied as provided in the applicable provisions of the Loan Agreement.

This Promissory Note is one of the Promissory Notes referred to in the Loan Agreement which have been or are to be issued by the Borrowers pursuant to the terms of the Loan Agreement. The Transaction Security is held by the Security Agent as security, in part, for the Promissory Notes. The provisions of this Promissory Note are subject to the provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Promissory Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Promissory Notes executed and delivered under the Loan Agreement, and to all of which terms and conditions in the Loan Agreement each holder hereof agrees by its acceptance of this Promissory Note.

As provided in the Loan Agreement and subject to certain limitations therein set forth, this Promissory Note is exchangeable for a like aggregate Original Amount of Promissory Notes of different authorized denominations, as requested by the holder surrendering the same.

Prior to due presentment for registration of transfer of this Promissory Note, the Borrowers and the Agent shall treat the person in whose name this Promissory Note is registered as the owner hereof for all purposes, whether or not this Promissory Note be overdue, and none of the Borrowers or the Agent shall be affected by notice to the contrary.

This Promissory Note is subject to prepayment as provided in Clauses 7 (Voluntary Prepayment) and 8 (Mandatory Prepayment) of the Loan Agreement but not otherwise and to acceleration by the Agent as provided in Clause 24.2 (Acceleration) of the Loan Agreement.

The holder hereof, by its acceptance of this Promissory Note, agrees to be bound by the terms of the Loan Agreement and other Finance Documents. In the event of any conflict between the terms of the Loan Agreement and the terms of this Promissory Note, the terms of the Loan Agreement shall prevail.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Each Borrower acknowledges and agrees that this Promissory Note constitutes an instrument for the payment of money.

This Promissory Note may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT

REFERENCE TO CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH BORROWER AGREES THAT THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER THIS PROMISSORY NOTE AND THAT AGENT MAY ENFORCE THIS PROMISSORY NOTE IN SUCH COURTS. EACH BORROWER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION THAT SUCH ACTION HAS

BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO TRIAL BY JURY.

IN WITNESS WHEREOF, each Borrower has caused this Promissory Note to be executed in its corporate name by its authorised signatory thereunto duly authorized on the date hereof.

MSN 3101 Acquisiti n LLC (signed by Global Crossing Airlines, Inc. as sole member)

By:

Name:

Title:

Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101

Trust)

By:

Name: Michael Arsenault

Title: Senior Vice President